Exhibit 99.1

Red Hat Reports Fourth Quarter and Fiscal Year 2014 Results

  Fourth quarter revenue of $400 million, up 15% year-over-year; full fiscal year revenue of $1.53 billion, up 15% year-over-year
  Fourth quarter subscription revenue of $351 million, up 16% year-over-year; full fiscal year subscription revenue of $1.34 billion, up 16% year-over-year
  Fourth quarter operating cash flow of $185 million, up 35% year-over-year; full fiscal year operating cash flow of $541 million, up 16% year-over-year
  Year-end deferred revenue balance of $1.29 billion, up 18% year-over-year

RALEIGH, N.C.--(BUSINESS WIRE)--March 27, 2014--Red Hat, Inc. (NYSE: RHT), the world's leading provider of open source solutions, today announced financial results for its fiscal fourth quarter and fiscal year ended February 28, 2014.

Total revenue for the quarter was $400 million, an increase of 15% in U.S. dollars from the year ago quarter, or 17% measured in constant currency. Constant currency references in this release are as detailed in the tables below. Subscription revenue for the quarter was $351 million, up 16% in U.S. dollars year-over-year, or 18% measured in constant currency. For the full fiscal year, total revenue was $1.53 billion, up 15% in U.S. dollars year-over-year, or 17% measured in constant currency, and subscription revenue was $1.34 billion, up 16% in U.S. dollars year-over-year, or 18% measured in constant currency.

“The fourth quarter was a strong finish to fiscal 2014, and it was highlighted by a record number of deals over $1 million and 24% growth in our billings proxy to $565 million,” stated Jim Whitehurst, President and Chief Executive Officer of Red Hat. “Continued strong demand for Red Hat’s technology portfolio drove strong growth in our core platform and application development technologies during the fourth quarter. In addition, our cross-selling efforts resulted in early wins for our emerging technologies, which address top CIO priorities that are driving the evolution of enterprise computing.”

GAAP operating income for the fourth quarter and the full fiscal year was $59 million and $232 million, respectively. GAAP operating margin was 14.8% in the fourth quarter and 15.1% for the full year. After adjusting for stock compensation, amortization expenses and certain facility exit costs, as detailed in the tables below, non-GAAP operating income for the quarter was $97 million, or a 24.3% operating margin. Full year non-GAAP operating income was $376 million and full year non-GAAP operating margin was 24.5%.

GAAP net income for the fourth quarter was $45 million, or $0.24 per diluted share, compared with $52 million, or $0.27 per diluted share, for the prior quarter and $43 million, or $0.22 per diluted share, in the year ago quarter. Non-GAAP adjusted net income for the fourth quarter was $75 million, or $0.39 per diluted share, after adjusting for stock compensation, amortization expenses and certain facility exit costs, as detailed in the tables below. This compares to non-GAAP adjusted net income of $81 million, or $0.42 per diluted share in the prior quarter, and $70 million, or $0.36 per diluted share in the year ago quarter.

For the full year, GAAP net income was $178 million or $0.93 per diluted share, compared with $150 million or $0.77 per diluted share in the prior year. After adjusting for stock compensation, amortization expenses and certain facility exit costs, as detailed in the tables below, non-GAAP adjusted net income for the year was $285 million or $1.49 per diluted share, compared to $240 million or $1.23 per diluted share for the previous fiscal year. For fiscal year 2014, Red Hat fully diluted shares outstanding were approximately 192.0 million for the full fiscal year, lower by 3.8 million shares due in part to the repurchase of approximately 5.0 million shares, or approximately $239 million of common stock during the year.

Operating cash flow totaled $185 million for the fourth quarter and $541 million for the full year. At the end of the fiscal year, the company’s total deferred revenue balance was $1.29 billion, an increase of 18% on a year-over-year basis and 15% sequentially. Cash and investments at February 28, 2014 totaled $1.49 billion.

“We delivered consistent mid-teen revenue growth during every quarter in fiscal year 2014, and we continued to invest in new technologies and commercial capabilities that further expand our future growth opportunities in open hybrid cloud computing,” stated Charlie Peters, Executive Vice President and Chief Financial Officer of Red Hat. “Red Hat continues to deliver a compelling combination of revenue growth, profitability and cash flow. Our annual non-GAAP operating income growth of 15% contributed to operating cash flow of $541 million for fiscal year 2014, up 16% year-over-year, which included a record quarterly operating cash flow of $185 million the fourth quarter, up 35% year-over-year.”

The billings proxy, which we define as total revenue plus the change in deferred revenue as reflected on the Consolidated Statement of Cash Flows, was $1.74 billion for fiscal year 2014 compared with $1.49 billion for the prior fiscal year, an increase of 17%. Total backlog for fiscal year 2014 was in excess of $1.56 billion, up 14% year-over-year. We define total backlog as the value of non-cancellable subscription and service contracts, including total deferred revenue, which is billed, plus the value of customer contracts to be billed in the future not reflected in our financial statements. The portion of total backlog to be billed in the future not reflected in our financial statements was in excess of $270 million as of February 28, 2014, compared with the in excess of $280 million ending balance reported for fiscal year 2013. The portion of the total backlog to be billed in the next twelve months not reflected in our financial statements was in excess of $190 million as of February 28, 2014, compared with in excess of $180 million for the fiscal year ending February 28, 2013.

Additional information on Red Hat's reported results, including a reconciliation of the non-GAAP adjusted results, are included in the financial tables below. A live webcast of Red Hat's results will begin at 5:00 pm ET today and can be accessed by the general public at Red Hat's investor relations website at http://investors.redhat.com. A replay of the webcast will be available shortly after the live event has ended.

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About Red Hat, Inc.

Red Hat is the world's leading provider of open source software solutions, using a community-powered approach to reliable and high-performing cloud, Linux, middleware, storage and virtualization technologies. Red Hat also offers award-winning support, training, and consulting services. As the connective hub in a global network of enterprises, partners, and open source communities, Red Hat helps create relevant, innovative technologies that liberate resources for growth and prepare customers for the future of IT. Learn more at http://www.redhat.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks related to delays or reductions in information technology spending; the effects of industry consolidation; the ability of the Company to compete effectively; the integration of acquisitions and the ability to market successfully acquired technologies and products; uncertainty and adverse results in litigation and related settlements; the inability to adequately protect Company intellectual property and the potential for infringement or breach of license claims of or relating to third party intellectual property; the ability to deliver and stimulate demand for new products and technological innovations on a timely basis; risks related to data and information security vulnerabilities; ineffective management of, and control over, the Company's growth and international operations; fluctuations in exchange rates; and changes in and a dependence on key personnel, as well as other factors contained in our most recent Quarterly Report on Form 10-Q (copies of which may be accessed through the Securities and Exchange Commission's website at http://www.sec.gov), including those found therein under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations". In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic and political conditions, governmental and public policy changes and the impact of natural disasters such as earthquakes and floods. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

Red Hat, Red Hat Enterprise Linux, the Shadowman logo, and JBoss are trademarks of Red Hat, Inc., registered in the U.S. and other countries. Linux® is the registered trademark of Linus Torvalds in the U.S. and other countries.

RED HAT, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (In thousands - except per share amounts)

	Three Months Ended		Twelve Months Ended
	February 28,	February 28,	February 28,	February 28,
	2014	2013	2014	2013 (1)
Revenue:

Subscriptions	$351,492	$302,783	$1,336,771	$1,148,341
Training and services	48,905	45,101	197,844	180,476

Total subscription, training and services revenue	400,397	347,884	1,534,615	1,328,817

Cost of revenue:

Subscriptions	25,663	22,400	97,100	80,340
Training and services	34,873	31,203	135,500	120,260

Total cost of subscription, training and services revenue	60,536	53,603	232,600	200,600

Total gross profit	339,861	294,281	1,302,015	1,128,217

Operating expense:
Sales and marketing	157,317	136,314	597,885	514,554
Research and development	82,644	71,248	317,263	263,150
General and administrative	40,600	36,487	152,407	146,333
Facility exit costs	-	-	2,171	3,142

Total operating expense	280,561	244,049	1,069,726	927,179

Income from operations	59,300	50,232	232,289	201,038
Interest income	2,037	1,861	6,645	8,245
Other income (expense), net	283	(34)	614	469

Income before provision for income taxes	61,620	52,059	239,548	209,752
Provision for income taxes	16,551	9,086	61,256	59,548

Net income	$45,069	$42,973	$178,292	$150,204

Net income per share:
Basic	$0.24	$0.22	$0.94	$0.78
Diluted	$0.24	$0.22	$0.93	$0.77

Weighted average shares outstanding:
Basic	189,604	193,207	189,920	193,147
Diluted	191,712	195,133	192,036	195,804

(1) Derived from audited financial statements

RED HAT, INC. CONSOLIDATED BALANCE SHEETS (In thousands)

ASSETS
	February 28,	February 28,
	2014	2013 (1)
	(Unaudited)
Current assets:
Cash and cash equivalents	$646,742	$487,084
Investments in debt and equity securities	335,387	392,381
Accounts receivable, net	360,594	302,942
Deferred tax assets, net	108,264	88,765
Prepaid expenses	118,387	94,421
Other current assets	1,808	3,156

Total current assets	1,571,182	1,368,749

Property and equipment, net	173,917	141,586
Goodwill	687,430	690,911
Identifiable intangibles, net	133,399	142,243
Investments in debt securities	505,300	438,908
Other assets, net	35,391	31,263

Total assets	$3,106,619	$2,813,660

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$179,468	$154,202
Deferred revenue	966,832	830,486
Other current obligations	1,786	1,024

Total current liabilities	1,148,086	985,712

Long term deferred revenue	322,365	259,466
Other long term obligations	85,003	48,321
Stockholders' equity:
Common stock	23	23
Additional paid-in capital	1,891,848	1,802,899
Retained earnings	720,172	541,880
Treasury stock, at cost	(1,056,419)	(816,674)
Accumulated other comprehensive loss	(4,459)	(7,967)

Total stockholders' equity	1,551,165	1,520,161

Total liabilities and stockholders' equity	$3,106,619	$2,813,660

(1) Derived from audited financial statements

RED HAT, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (In thousands)

	Three Months Ended		Twelve Months Ended
	February 28,	February 28,	February 28,	February 28,
	2014	2013	2014	2013 (1)

Cash flows from operating activities:
Net income	$45,069	$42,973	$178,292	$150,204
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	19,079	17,568	74,405	62,341
Share-based compensation expense	30,578	25,954	113,774	98,698
Deferred income taxes	7,934	10,101	26,613	39,849
Excess tax benefits from share-based payment arrangements	(3,766)	(6,319)	(12,837)	(34,219)
Net amortization of bond premium on available-for-sale debt securities	2,060	1,795	8,697	6,889
Other	926	(233)	1,411	(2,626)
Changes in operating assets and liabilities net of effects of acquisitions:
Accounts receivable	(52,536)	(47,447)	(61,785)	(46,913)
Prepaid expenses	(21,619)	(10,411)	(25,122)	(14,726)
Accounts payable and accrued expenses	(10,129)	(2,612)	28,436	40,196
Deferred revenue	164,358	106,059	205,357	162,574
Other	2,728	(541)	3,339	3,030

Net cash provided by operating activities	184,682	136,887	540,580	465,297

Cash flows from investing activities:
Purchase of available-for-sale debt securities	(324,029)	(244,341)	(772,741)	(875,428)
Proceeds from sales and maturities of available-for-sale debt securities	166,271	153,779	764,122	741,301
Acquisition of business, net of cash acquired	-	(104,262)	-	(135,501)
Purchase of other intangible assets	(4,769)	(1,927)	(17,972)	(34,367)
Purchase of property and equipment	(17,754)	(21,119)	(79,587)	(85,671)
Other	-	353	(2,084)	617

Net cash used in investing activities	(180,281)	(217,517)	(108,262)	(389,049)

Cash flows from financing activities:
Excess tax benefits from share-based payment arrangements	3,766	6,319	12,837	34,219
Proceeds from exercise of common stock options	811	668	2,122	11,478
Purchase of treasury stock	-	(35,761)	(239,363)	(120,662)
Payments related to net settlement of employee share-based compensation awards	(4,280)	(4,373)	(37,402)	(49,984)
Payments on other borrowings	(325)	(335)	(1,304)	(1,016)

Net cash used in financing activities	(28)	(33,482)	(263,110)	(125,965)

Effect of foreign currency exchange rates on cash and cash equivalents	258	(4,715)	(9,550)	(12,416)
Net increase (decrease) in cash and cash equivalents	4,631	(118,827)	159,658	(62,133)
Cash and cash equivalents at beginning of the period	642,111	605,911	487,084	549,217

Cash and cash equivalents at end of period	$646,742	$487,084	$646,742	$487,084

(1) Derived from audited financial statements

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

Non cash share-based compensation expense included in Consolidated Statements of Operations:

	Three Months Ended		Twelve Months Ended
	February 28,	February 28,	February 28,	February 28,
	2014	2013	2014	2013

Cost of revenue	$2,932	$2,656	$11,793	$9,433
Sales and marketing	10,313	8,944	40,322	32,906
Research and development	9,094	7,606	34,194	29,647
General and administration	8,239	6,748	27,465	26,712
Total share-based compensation expense	$30,578	$25,954	$113,774	$98,698

Amortization of intangible assets expense included in Consolidated Statements of Operations:

	Three Months Ended		Twelve Months Ended
	February 28,	February 28,	February 28,	February 28,
	2014	2013	2014	2013

Cost of revenue	$2,508	$2,695	$10,180	$5,943
Sales and marketing	2,477	2,144	8,872	8,416
Research and development	959	959	3,836	3,836
General and administration	1,288	1,528	5,316	5,328
Total amortization of intangible assets expense	$7,232	$7,326	$28,204	$23,523

Facility exit costs included in Consolidated Statements of Operations:

	Three Months Ended		Twelve Months Ended
	February 28,	February 28,	February 28,	February 28,
	2014	2013	2014	2013

Facility exit costs	-	-	$2,171	$3,142

	Three Months Ended		Twelve Months Ended
	February 28,	February 28,	February 28,	February 28,
	2014	2013	2014	2013

GAAP net income	$45,069	$42,973	$178,292	$150,204

Provision for income taxes	16,551	9,086	61,256	59,548

GAAP income before provision for income taxes	$61,620	$52,059	$239,548	$209,752

Add: Non-cash share-based compensation expense	30,578	25,954	113,774	98,698
Add: Amortization of intangible assets	7,232	7,326	28,204	23,523
Add: Facility exit costs	-	-	2,171	3,142

Non-GAAP adjusted income before provision for income taxes	$99,430	$85,339	$383,697	$335,115

Provision for income taxes (1)	24,277	15,213	98,226	95,139

Non-GAAP adjusted net income (basic and diluted)	$75,153	$70,126	$285,471	$239,976

Non-GAAP adjusted net income per share:
Basic	$0.40	$0.36	$1.50	$1.24
Diluted	$0.39	$0.36	$1.49	$1.23

(1) Provision for income taxes:
Non-GAAP adjusted net income before income tax provision	$99,430	$85,339	$383,697	$335,115
Effective tax rates, excluding discrete tax items	24.4%	17.8%	26.7%	28.4%
Non-GAAP provision for income taxes before discrete tax benefit	$24,277	$15,213	$102,451	$95,139
Discrete tax benefit	-	-	4,225	-
Provision for income taxes on Non-GAAP adjusted net income	$24,277	$15,213	$98,226	$95,139

RED HAT, INC. RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS (Unaudited) (In thousands - except per share amounts)

Reconciliation of GAAP results to non-GAAP adjusted results

	Three Months Ended		Twelve Months Ended
	February 28,	February 28,	February 28,	February 28,
	2014	2013	2014	2013

GAAP gross profit	$339,861	$294,281	$1,302,015	$1,128,217

Add: Non-cash share-based compensation expense	2,932	2,656	11,793	9,433
Add: Amortization of intangible assets	2,508	2,695	10,180	5,943

Non-GAAP gross profit	$345,301	$299,632	$1,323,988	$1,143,593

Non-GAAP gross margin	86%	86%	86%	86%

	Three Months Ended		Twelve Months Ended
	February 28,	February 28,	February 28,	February 28,
	2014	2013	2014	2013

GAAP operating expenses	$280,561	$244,049	$1,069,726	$927,179

Deduct: Non-cash share-based compensation expense	(27,646)	(23,298)	(101,981)	(89,265)
Deduct: Amortization of intangible assets	(4,724)	(4,631)	(18,024)	(17,580)
Deduct: Facility exit costs	-	-	(2,171)	(3,142)

Non-GAAP adjusted operating expenses	$248,191	$216,120	$947,550	$817,192

	Three Months Ended		Twelve Months Ended
	February 28,	February 28,	February 28,	February 28,
	2014	2013	2014	2013

GAAP operating income	$59,300	$50,232	$232,289	$201,038

Add: Non-cash share-based compensation expense	30,578	25,954	113,774	98,698
Add: Amortization of intangible assets	7,232	7,326	28,204	23,523
Add: Facility exit costs	-	-	2,171	3,142

Non-GAAP adjusted operating income	$97,110	$83,512	$376,438	$326,401

Non-GAAP adjusted operating margin	24.3%	24.0%	24.5%	24.6%

Reconciliation of constant currency revenue growth rates

	Three Months Ended
	February 28,	February 28,	Year-Over-Year
	2014	2013	Growth Rate

GAAP subscription revenue	$351,492	$302,783	16.1%
Adjustment for currency impact	4,991	-
Non-GAAP subscription revenue on a constant currency basis	$356,483	$302,783	17.7%

GAAP training and services revenue	$48,905	$45,101	8.4%
Adjustment for currency impact	1,455	-
Non-GAAP training and services revenue on a constant currency basis	$50,360	$45,101	11.7%

GAAP total subscription, training and services revenue	$400,397	$347,884	15.1%
Adjustment for currency impact	6,446	-
Non-GAAP total subscription, training and services revenue on a constant currency basis	$406,843	$347,884	16.9%

	Twelve Months Ended
	February 28,	February 28,	Year-Over-Year
	2014	2013	Growth Rate

GAAP subscription revenue	$1,336,771	$1,148,341	16.4%
Adjustment for currency impact	18,059	-
Non-GAAP subscription revenue on a constant currency basis	$1,354,830	$1,148,341	18.0%

GAAP training and services revenue	$197,844	$180,476	9.6%
Adjustment for currency impact	3,342	-
Non-GAAP training and services revenue on a constant currency basis	$201,186	$180,476	11.5%

GAAP total subscription, training and services revenue	$1,534,615	$1,328,817	15.5%
Adjustment for currency impact	21,401	-
Non-GAAP total subscription, training and services revenue on a constant currency basis	$1,556,016	$1,328,817	17.1%

CONTACT:
Red Hat, Inc.
Media Contact:
Stephanie Wonderlick, 571-421-8169
swonderl@redhat.com
or
Investor Relations:
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tmccallum@redhat.com